Exhibit 10.2

MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT(this “Agreement”) is entered into as of May 22, 2013, by Very Hungry LLC (“Very Hungry”) and Scott Reiman 1991 Trust (the “Trust” and together with Very Hungry, the “Noteholders”) and Prospect Global Resources Inc., a Nevada corporation (the “Company”).

WHEREAS, the Noteholders are stockholders of the Company and hold subordinated promissory notes issued by the Company in the aggregate principal amount of $5.5 million (the “Notes”);

WHEREAS, the Company is conducting a rights offering (the “Rights Offering”) to its stockholders as described in the Company’s Prospectus Supplement dated the date hereof as filed with the Securities and Exchange Commission, as the same may be modified from time to time (the “Prospectus”); and

WHEREAS, Section 1(b) of the Notes provides that the Notes will automatically convert into the securities offered in the Rights Offering upon the closing of the Rights Offering, and the parties wish to modify this provision in order to meet the requirements of the Nasdaq Stock Market and for other good and valuable consideration, the receipt of which is hereby acknowledged.

NOW, THEREFORE, the Noteholders and the Company agree as follows.

1.                                      Rights Offering and Conversion of Notes.  Notwithstanding Section 1(b) of the Notes, the Notes will not automatically convert into the securities offered in the Rights Offering (the “Units”) at the closing of the Rights Offering, but instead will automatically convert as follows.  The Noteholders irrevocably agree to exercise their full amount of Rights (as defined in the Prospectus) in the Rights Offering and not to exercise any of their Over-subscription Rights (as defined in the Prospectus).  In addition, to the extent that Rights are not exercised by other stockholders of the Company prior to the expiration of the Rights Offering, the Noteholders irrevocably agree to purchase additional Units in amount, when added to the Units subscribed for pursuant to their Rights, represents an aggregate purchase price of $5.5 million.  The price per additional Unit to be paid by the Noteholders for such Units will be equal to the subscription price paid by the Company’s stockholders in the Rights Offering, with payment to be satisfied by the Very Hungry Parties through automatic conversion of the Notes.  The purchase of Units by the Noteholders will close concurrently with the closing of the Rights Offering and will be effected in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and, accordingly, will not be registered pursuant to the registration statement of which the Prospectus forms a part.  Any portion of the Notes that remain outstanding following the closing of the Rights Offering will automatically convert into Units at a conversion price equal to the Rights Offering subscription price at the close of business on the date on which the Company receives all approvals by its stockholders necessary to (a) approve the conversion of the Notes into the Rights Offering Securities for purposes of Rule 5635 of the Nasdaq Stock Market Rules, and (b) to the extent necessary, amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock to at least such number as shall be sufficient to permit the full conversion of the Notes into Rights Offering Securities and the exercise or conversion of any warrants or other securities convertible into or carrying the right to purchase securities of the Company included in the Rights Offering Securities.

2.                                      No Rights as Stockholder.  Prior to the close of business on the dates of automatic conversion of the Notes set forth in Section 1, shares of the Company’s common stock issuable upon each conversion date, or other securities issuable upon conversion of the Notes, shall not be deemed outstanding for any purpose, and the Noteholders thereof shall have no rights with respect to the common stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Company’s common stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the common stock or other securities issuable upon conversion) by virtue of holding the Notes.

3.                                      Registration Rights.  Simultaneously with the execution and delivery of this Agreement the parties shall enter into a Registration Rights Agreement in the form of Exhibit A (the “Registration Rights Agreement”).

4.                                      Lock-Up.  In consideration of the Company entering into the Registration Rights Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, for a period beginning on the date hereof and ending on, and including, the date that is 180 days following the closing date of the Rights Offering, will not, without the prior written consent of Roth Capital Partners, LLC (i) offer, sell, contract to sell, pledge, transfer, assign or otherwise dispose of (including, without limitation, by making any short sale, engage in any hedging, monetization or derivative transaction) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Preferred Stock or Common Stock of the Company (the “Common Stock”) or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (together, the “Covered Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Covered Securities, whether any such transaction is to be settled by delivery of Covered Securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) transfers of shares of Covered Securities disposed of as bona fide gifts, (b) transactions by the undersigned relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Rights Offering, (c) transfers by the undersigned of Covered Securities as a result of testate, intestate succession or bona fide estate planning, (d) transfers by either of Noteholders to a trust, partnership, limited liability company or other entity, the majority of the beneficial interests of which are held, directly or indirectly, by such Noteholder, (e) distributions by a Noteholder of shares of Covered Securities to members of Very Hungry or beneficiaries of the Trust, or (f) the pledge of Preferred Stock or Common Stock in connection with margin loans; provided that in the case of any such permitted transfer or distribution pursuant to clause (a), (c), (d), (e) or (f), each transferee, distribute or pledgee shall sign and deliver a lock-up agreement letter substantially in the form of this Section 3.

5.                                      Existing Warrants.  Notwithstanding the letter agreement between the Company and the Noteholders dated May 2, 2013 amending the terms of the Warrants set forth on Schedule I thereto (the “Warrants”), the Warrant Price (as defined in the Warrants) is hereby further amended to be $0.30 and the Termination Date (as defined in the Warrants) is hereby further amended to be August 1, 2017.

6.                                      Representations and Warranties of the Noteholders.  Each Noteholder represents and warrants that, as of the date hereof and as of the Mandatory Conversion Date;

(a)                                 It has all requisite power and authority to enter into this Agreement and to perform all the obligations required to be performed by it hereunder.

(b)                                 It is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, and it is able to bear the economic risk of a loss of its entire investment in the Rights Offering Securities.

(c)                                  It understands that the Rights Offering Securities has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon its investment intention.  In this connection, it is acquiring the Rights Offering Securities as principal for its own account and not with a view to or for distributing or reselling the Preferred Stock or the shares of Common Stock into which the Rights Offering Securities may convert (together, the “Shares”) or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Shares in violation of the Securities Act or any applicable state securities law.

7.                                      Representations and Warranties of the Company.  The Company represents and warrants that, as of the date hereof and as of the Mandatory Conversion Date:

(a)                                 The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to conduct its business as it is currently being conducted and to own its assets.

(b)                                 The Company has duly authorized the issuance and sale of the Rights Offering Securities upon the terms of this Agreement by all requisite corporate action.

(c)                                  The Company’s common stock issued on the Mandatory Conversion Date and the Company’s common stock underlying the warrants issued upon conversion of the Notes, when so issued, will represent validly authorized, duly issued and fully paid and nonassessable shares of Common Stock of the Company.

8.                                      Survival.  All representations, warranties and covenants contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

9.                                      Notices.  All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by recognized overnight courier:

(a)                                 to the Company at the following address:

Prospect Global Resources Inc.
1401 17th Street, Suite 1550
Denver, CO 80202
Attention:  Chief Executive Officer

With a copy to:

Brownstein Hyatt Farber Schreck, LLP

410 17th Street, Suite 2200

Denver CO 80202

Attention:  Jeff Knetsch

(b)                                 to the Noteholders at the following address:

Very Hungry LLC

Scott Reiman 1991 Trust

730 17th Street, Suite 800

Denver, CO 80202
Attention:  Conway Schatz

With a copy to:

Bryan Cave

1700 Lincoln Street, Suite 4100

Denver CO 80203
Attention:  W. Dean Salter

10.                               Waiver, Amendment.  Neither this Agreement nor any provisions hereof shall be amended or waived except by an instrument in writing, signed by the party against whom enforcement of any such amendment or waiver is sought.

11.                               Severability; Assignability.  Should any portion of this Agreement be rendered void, invalid or unenforceable by a court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other portion of this Agreement.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or either Noteholder without the prior written consent of the other party.

12.                               Successors and Assigns.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

13.                               Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Colorado without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with this Agreement shall be resolved exclusively by the state and federal courts located in Denver County in the State of Colorado, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

14.                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties regarding the subject matter contained herein and supersedes all prior or contemporaneous agreements, representations and understandings of the parties.

15.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above

PROSPECT GLOBAL RESOURCES INC.

By:	/s/ Damon G. Barber
Name: Damon G. Barber
Title: President and Chief Executive Officer

VERY HUNGRY LLC

By:	/s/ Michael Hipp
By: Michael Hipp
Title: Manager

SCOTT REIMAN 1991 TRUST

By:	/s/ Michael Hipp
By: Michael Hipp
Title: Trustee

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